Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Form S-8 (No. 333-07377) pertaining to the 1995 Stock Option Plan, in Registration Statement Form S-8 (No. 333-53400) pertaining to the Special Purpose Stock Option Plan, in Registration Statement Form S-8 (No. 333-73000) pertaining to the 2001 Employee Stock Purchase Plan, in Registration Statement Form S-8 (No. 333-73002) pertaining to the 2000 Stock Option Plan, in the Registration Statement on Form S-8 ( No. 333-152706) pertaining to the SPAR Group, Inc. 2008 Stock Compensation Plan  and in Registration Statement Form S-8 (No 333-72998) pertaining to the 2001 Consultant Stock Purchase Plan of SPAR Group, Inc. of our report dated April 15, 2010, with respect to the December 31, 2009 and 2008 consolidated financial statements and schedule of SPAR Group, Inc. and Subsidiaries included in the Annual Report on Form 10-K/A, for the year ended December 31, 2009.

/s/ Nagesh Behl & Co.

New Delhi, India
June 25, 2010